                                                                   Exhibit 10.38


                        NON-EXCLUSIVE LICENSE AGREEMENT

                                 BY AND BETWEEN

                          THE HEWLETT-PACKARD COMPANY

                                      AND

                      GUNTHER INTERNATIONAL, INCORPORATED

                                      FOR

                          ENVELOPE PRINTING TECHNOLOGY




                                                     Effective Date: May 6, 1997

                               TABLE OF CONTENTS


1    SCOPE AND BACKGROUND OF AGREEMENT
     1.1  General
     1.2  Related Agreements

2    DEFINITIONS
     2.1  "Licensed Patents"
     2.2  "Licensed Products"
     2.3  "Licensed Method"
     2.4  "Subsidiary"
     2.5  "Party"

3    GRANT TO LICENSEE
     3.1  Non-exclusive US License
     3.2  Field of
     3.3  No Sublicense
     3.4  Limitation on License

4    GRANT TO HP
     4.1  Non-exclusive World-Wide License for Ink-Jet and Laser Printers
     4.2  No Field of Use
     4.3  No Sublicense

5    SUBSIDIARIES
     5.1  Bound as a Party

6    FEES AND ROYALTIES
     6.1  None
     6.2  Sales of Cartridges

7    PRODUCT TERMS
     7.1  Warranty Costs
     7.2  Separate Product Integrity

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8    REPORTS
     8.1  First Commercial Sale
     8.2  Quarterly Reports

9    DISCLAIMER OF WARRANTIES
     9.1  DISCLAIMER
     9.2  Lack of Warranty

10   TRADEMARKS
     10.1 No License

11   PUBLICITY
     11.1 Limited Right

12   CONFIDENTIAL INFORMATION
     12.1 Confidential Information
     12.2 Exclusions

13   LIMITATION OF LIABILITY
     13.1 Disclaimer

14   EVENTS OF DEFAULT
     14.1 Notice of Breach
     14.2 Causes Of Breach
     14.3 Notice of Termination for Breach

15   TERM AND TERMINATION
     15.1 Term of the Agreement
     15.2 Term of Licensee's License
     15.4 Contingent Termination
     15.5 Termination on Breach

16   EVENTS ON TERMINATION
     16.1 Return Of Property
     16.2 Surviving Provisions

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17   DISPOSITION OF LICENSED PRODUCTS ON HAND UPON
     TERMINATION
     17.1 One Hundred and Twenty Days to Dispose

18   MISCELLANEOUS
     18.1 Notices
     18.2 Exhibits
     18.3 Independent Contractors
     18.4 No Assignment
     18.5 Waiver
     18.6 Headings
     18.7 Severability
     18.8 Entire Agreement
     18.9 Governing Law

EXHIBIT A Addresses for Notices...........................Page 1 of Exhibit A

EXHIBIT B Confidential Disclosure Agreement...............Page 1 of Exhibit B

EXHIBIT C Licensee's Designated Mechanisms................Page 1 of Exhibit C

EXHIBIT D Designated HP Ink-Jet Print Cartridges..........Page 1 of Exhibit D

        NON-EXCLUSIVE LICENSE AGREEMENT FOR ENVELOPE PRINTING TECHNOLOGY

THIS LICENSE AGREEMENT is entered into between HEWLETT-PACKARD COMPANY, a California corporation ("HP") through its Speciality Printing Systems Operation, and Gunther International, Incorporated, a Delaware corporation ("Licensee"), effective as of May 6, 1997 (the "Effective Date").

1    SCOPE AND BACKGROUND OF AGREEMENT

     1.1 General. This Agreement sets forth the terms and conditions under which HP will license Licensee to develop certain products, i.e. Licensed Products, for document finishing and envelope printing under HP's patents. In consideration for such license, Licensee will license HP under its patents so that HP will obtain design freedom from the Licensee.

     1.2 Related Agreements. The Parties have previously or contemporaneously entered into the following agreements: Confidential Disclosure Agreement dated August 22, 1996, and attached hereto as Exhibit B.

2    DEFINITIONS

          The following capitalized terms will have these meanings throughout this Agreement.

     2.1 "Licensed Patents" means all utility patents and all utility models throughout the world issued or issuing on patent applications entitled


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          to a first effective filing date (i) prior to eighteen (18) months after termination of this Agreement for patents licensed to HP and
          (ii) prior to termination of this agreement for patents licensed to Licensee (hereinafter collectively referred to as the "Capture Period"), under which either Party and/or its Subsidiaries have, or hereafter obtain, the right to grant a license to the other Party and its Subsidiaries, without such grant or the exercise of rights thereunder resulting in the payment of royalties or other financial consideration by the granting Party or its Subsidiaries to third parties (except for payments to Subsidiaries and payments to third parties for inventions made by said parties while employed by the granting Party or its Subsidiaries). The term "Licensed Patents" shall include any patent reissuing on any of the above patents and all corresponding foreign counterparts, but does not include industrial designs, design patents or design registrations.

     2.2 "Licensed Products" means any one or more of the following products or parts thereof, the manufacture, use, sale or lease of which is covered by an issued, unexpired Licensed Patent, and nothing else:

          (a) apparatus, including control electronics and mechanisms, for driving and/or controlling the operation of an ink-jet print head;

          (b) apparatus, including control electronics and mechanisms, for controlling the environment around the print media or print zone during ink-jet printing;



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     (c)  apparatus, including control electronics and mechanisms, for transporting print media through an ink-jet printing mechanism, including selecting and inputting print media from one or more sources of supply, driving print media through a print zone, and outputting print media;

     (d) apparatus, including control electronics and mechanisms, for positioning either the print head with respect to the print media or print zone, or the print media or print zone with respect to the print head, during ink-jet printing;

     (e) apparatus, including control electronics and mechanisms, for servicing or maintaining an ink-jet print head, including but not limited to capping stations, priming mechanisms, wipers, etc.;

     (f) imaging algorithms and devices, including but not limited to processes, methods and/or systems, for monochrome or multi-color ink-jet printing;

     (g)  ink-jet printer/plotter mechanisms;

     (h) parts and components (including replacement, repair and service parts) designated for incorporation in any of the foregoing; and

     (i) equipment employed in the manufacture, repair, and/or use of any of the foregoing.

The term "Licensed Products" does not include the following:

     (a)  ink-jet print heads;

     (b)  ink-jet print head units, including print cartridges;



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          (c)  consumables for use in ink-jet printing; including media, ink, and ink reservoirs; and

          (d) refillable ink-jet head units and processes and equipment for refilling these units.

     2.3 "Licensed Method" means any method, procedure, or process which is covered by an issued, unexpired Licensed Patent and is employed in either the manufacture, use or repair of a Licensed Product, including ink-jet recording or printing methods or processes.

     2.4 "Subsidiary" means any corporation or other business entity in which a Party shall own or control, directly or indirectly, now or hereafter, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; provided, however, that in any country where the local law shall not permit foreign equity participation of at least fifty percent (50%), then a subsidiary shall include any corporation or other business entity in which a Party shall own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by law. But such corporation or other business entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     2.5 "Party" means Licensee or HP, as the case may be, and "Parties" means Licensee and HP.


3    GRANT TO LICENSEE

     3.1 Non-exclusive US License. Subject to the terms and conditions herein contained, HP and its Subsidiaries hereby grant to Licensee and its Subsidiaries a non-transferable, royalty-free, non-exclusive license under HP's Licensed Patents to make, have made, use, offer for sale, sell, lease, and otherwise transfer Licensed Products worldwide and to practice the Licensed Method worldwide.

     3.2 Field of Use. The license specified in Section 3.1 is limited solely to those mechanisms designated in Exhibit C, for document finishing, envelope printing, and postal franking machines.

     3.3 No Sublicense. No right to sublicense HP's Licensed Patents to third parties is included herein and such right is expressly withheld.

     3.4 Limitation on License. The license granted in Section 3.1 is for use exclusively and solely with Licensed Products which utilize the standard HP ink-jet print cartridges, designated in Exhibit D, without modifications, including modifications for refilling. HP expressly withholds the license right to use HP's Licensed Patents with Licensed Products which utilize non-HP print cartridges.



4    GRANT TO HP

     4.1 Non-exclusive World-Wide License for Ink-Jet and Laser Printers. In partial consideration for the license granted by HP and its Subsidiaries in Section 3.1, Licensee and its Subsidiaries hereby grant to HP and its Subsidiaries a non-transferable, royalty-free, world-wide, non-exclusive license under Licensee's Licensed Patents to make, have made, use,


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          offer for sale, sell, lease, import, export and otherwise transfer
          Licensed Products, laser printer mechanisms, control algorithms and electronics, and print media transport mechanisms and to practice Licensed Methods.

     4.2 No Field of Use. The license specified in Section 4.1 is not limited to any field of use.

     4.3 No Sublicense. No right to sublicense Licensee's Licensed Patents to third parties is included herein and such right is expressly withheld.

5.   SUBSIDIARIES

     5.1 Bound as a Party. Each Subsidiary shall be bound by the terms and conditions of this Agreement as if it were named herein as one of the Parties. If a Subsidiary ceases to be a Subsidiary and holds any patents or patent applications under which a Party hereto is licensed, such licenses will continue in the same manner as the corresponding licenses set forth in this Agreement for the respective Parties.

6.   FEES AND ROYALTIES

     6.1 None. No fee, royalty, or cost will be required of either Party as a result of this Agreement.

     6.2 Sales of Cartridges. The Parties acknowledge that HP is issuing a license in this Agreement to Licensee for HP's very substantial portfolio of ink-jet printer patents so that, in addition to other consideration,

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          Licensee will develop products that will result in a substantial increase in sales of HP's ink-jet cartridge.

7    PRODUCT TERMS

     7.1 Warranty Costs. Prior to the first commercial sale or lease of a Licensed Product, Licensee will establish a program satisfactory to HP to insure that HP and its Subsidiaries will not be subjected to warranty / replacement costs for its ink-jet print cartridges due to Licensee's products. This program must be approved by HP before the first commercial sale or lease by Licensee of a Licensed Product.

     7.2 Separate Product Integrity. Each Party is concerned about maintaining its reputation in the market and being judged independently of the other. In addition, each Party wishes to maintain the integrity of its own products and its own quality control. For these reasons each Party will market, package, and deliver its products to its customers and end-users in a manner that differentiates each Party's products from the other's and that allows customers and end-users to judge each Party's products independently of the other's.

8    REPORTS

     8.1 First Commercial Sale. Licensee will report to HP the date of first commercial sale of a Licensed Product within thirty (30) days of its occurrence.


                                  Page 7 of 17



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     8.2  Quarterly Reports. Unless otherwise stated in a supply agreement between the parties, for each calendar quarter after the date of first commercial sale of a Licensed Product, the Licensee will provide HP with a written report showing all sales or use made of Licensed Products during the preceding calendar quarter. If no sales or use of Licensed Products has been made during any reporting period, a statement to this effect shall be required. The report will indicate the quantity and part number of each HP print cartridge utilized in each Licensed Product. These reports shall be made no later than forty-five (45) days following each calendar quarter.

9    DISCLAIMER OF WARRANTIES

     9.1 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, HP MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING ANY OF ITS PRODUCTS, OR REGARDING THEIR MERCHANTABILITY OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE.

     9.2  Lack of Warranty. Nothing in this Agreement shall be construed as:

          (a) a warranty or representation by either Party as to the validity or scope of any Licensed Patents;

          (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;



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          (c) an obligation to bring or prosecute actions or suits against third parties for patent infringement;

          (d) conferring by implication, estoppel or otherwise any license or rights under any patents of either Party other than those Licensed Patents as defined herein, regardless of whether such patents are dominant or subordinate to those Licensed Patents; or

          (e) an obligation to furnish any know-how not provided in the Licensed Patents.

10   TRADEMARKS

     10.1 No License. Nothing contained in this Agreement will be construed as conferring any right or license to use in advertising, publicity, or other promotional activities, any trade name or trademark of either Party.

11   PUBLICITY

     11.1 Limited Right. The Parties will maintain the terms, but not the existence of this Agreement in confidence, except as may be required by law.

12   CONFIDENTIAL INFORMATION

     12.1 Confidential Information. During the term of this Agreement, a Party (the "Recipient") may receive or have access to certain information of the other Party (the "Discloser") that is marked as "Confidential Information," including, though not limited to, information or data concerning the Discloser's products or product plans, business operations, strategies, customers and related business information. The Recipient will protect the confidentiality of Confidential Information with the same degree of care as the Recipient uses for its own similar information, but no less than a reasonable degree of care, under the terms of the Confidential Disclosure Agreement attached as Exhibit B (the "CDA"). To the extent any term of this Agreement conflicts with any term in the CDA, the terms of this Agreement will control and take precedence. Confidential Information may be used only by those employees of the Recipient who have a need to know such information for the purposes related to this Agreement. The Parties acknowledge that all technical information and forecasts are deemed Confidential Information to be protected for a term of five (5) years from the date of disclosure.

     12.2 Exclusions. The foregoing confidentiality obligations will not apply to any information that is (i) already known by the Recipient prior to disclosure, (ii) independently developed by the Recipient either prior to or independent of the disclosure, (iii) publicly available through no fault of the Recipient, (iv) rightfully received from a third party with no duty of confidentiality, (v) disclosed by the Recipient with the Discloser's prior written approval, or (vi) disclosed under operation of law.

13   LIMITATION OF LIABILITY


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
   13.1 Disclaimer.

        TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14 EVENTS OF DEFAULT

   14.1 Notice of Breach. If either Party is in breach of any provision of this Agreement, the non-breaching Party may, by written notice of breach to the breaching Party, except as otherwise prohibited by the United States bankruptcy laws, terminate the whole or any part of this Agreement, unless the breaching Party cures the breach within sixty (60) days after receipt of the notice of breach.

   14.2 Causes of Breach. For purposes of Section 14.1 above, the term "breach" includes without limitation any:



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
     (a) Proceeding, whether voluntary or involuntary, in bankruptcy or insolvency by or against a Party;

     (b) Appointment, with or without a party's consent, of a receiver or an assignee for the benefit of creditors; or

     (c) Failure by a Party to comply with any material provision of this Agreement with additional failure to provide the non-breaching Party, upon request, with reasonable assurances of future complying performance.

    14.3 Notice of Termination for Breach. If the breaching Party should fail to repair the breach within sixty (60) days after receipt by it of such notice, the non-breaching Party shall have the right to terminate this Agreement by written notice of termination to the breaching Party. Upon delivery of such notice of termination to the breaching Party, this Agreement will automatically terminate. Such termination shall not impair any accrued right of the non-breaching Party.

15 TERM AND TERMINATION

    15.1 Term of the Agreement. This Agreement will commence as of the Effective Date and continues for two (2) years unless otherwise terminated as set forth herein. Unless otherwise so terminated the Agreement will be automatically extended every two (2) years for two
         (2) year periods unless either Party shall advise the other Party by notice at least forty-five (45) days before the expiration of the then current Agreement of its desire not to extend the Agreement. In case of such




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
     notice, the Agreement will terminate at the end of that period for which notice is given.

15.2 Term of Licensee's License. The license specified in Section 3.1 will terminate on termination of this Agreement.

15.3 Term of HP's License. The license specified in Section 4.1 is irrevocable, will survive this Agreement and will terminate on the expiration or lapse of the last patent licensed to HP under this Agreement.

15.4 Contingent Termination. In the event that any purchaser, user or reseller of any Licensed Products manufactured by the Licensee under Section 3.1 hereof shall be involved in any adverse litigation or adverse administrative proceeding with HP and/or its Subsidiaries at any time during the term of this Agreement, then HP or its Subsidiaries may terminate the license under Section 3.1 insofar as such Section conveys any license to any such purchaser, user or reseller. Such termination will be effective upon notice as set forth in Section 18.1.

15.5 Termination on Breach. See Events of Default, Article 14.

16 EVENTS ON TERMINATION

16.1 Return of Property. Each Party must return all property owned by the other Party upon expiration or termination. All such property must be in good condition, normal wear and tear excepted. The receiving Party will determine the manner and procedure for return. The returning Party will bear all returned freight costs.




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
16.2 Surviving Provisions. Notwithstanding the expiration or early termination of this Agreement, the provisions regarding Capture Period in Section 2.1, Grant to HP in Article 4, Subsidiaries in Article 5, Disposition of Licensed Products in Article 17, Disclaimer of Warranties in Article 9, Publicity in Article 11, Confidential Information in Article 12,
     Limitation of Liability in Article 13, Events on Termination in Article 16, and the Miscellaneous provisions below will each survive in accordance with their terms.

17 DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION

17.1 One Hundred and Twenty Days to Dispose. Upon termination of this
     Agreement the Licensee will provide HP with a written inventory of all unsold Licensed Products manufactured prior to termination, in process of manufacture, in use or in stock and shall have the privilege of disposing of such Licensed Products, but no more, within a period of one hundred and twenty (120) days.

18 MISCELLANEOUS

18.1 Notices. All notices to be given under this Agreement must be in writing addressed to the receiving Party's designated recipient specified in Exhibit A. Notices are validly given upon the earlier of confirmed receipt by the receiving Party or three days after dispatch by courier or




                                 Page 14 of 17
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      certified mail, postage prepaid, properly addressed to the receiving party. Notices may also be delivered by telefax and will be validly given upon oral or written confirmation of receipt. Either Party may change its address for purposes of notice by giving notice to the other Party in accordance with these provisions.

18.2 Exhibits. Each Exhibit attached to this Agreement is deemed a part of this Agreement and incorporated herein wherever reference to it is made.


18.3 Independent Contractors. The relationship of the Parties established under this Agreement is that of independent contractors and neither Party is a partner, employee, agent or joint venturer of or with the other.

18.4 No Assignment. Neither this Agreement nor any right, license, privilege or obligation provided herein may be assigned, transferred or shared by either Party without the other Party's prior written consent, and any attempted assignment or transfer is void. Any merger, consolidation, reorganization, transfer of substantially all assets of a Party, or other change in control or ownership will be considered an assignment for the purposes of this Agreement.

18.5 Waiver. The waiver of any term, condition, or provision of this Agreement must in writing and signed by an authorized representative of the waiving Party. Any such waiver will not be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

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
18.6 Headings. All headings used in this Agreement are for convenience of reference only. They will not limit or extend the meaning of any provision of this Agreement, and will not be relevant in interpreting any provision of this Agreement.


18.7 Severability. If any provision in this Agreement is held invalid or unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The Parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the Parties' original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will remain in full force and effect.


18.8 Entire Agreement. This Agreement comprises the entire understanding between the Parties with respect to its subject matter and supersedes any previous communications, representations, or agreements, whether oral or written. For purposes of construction, this Agreement will be deemed to have been drafted by both Parties. No modification of this Agreement will be binding on either Party unless in writing and signed by an authorized representative of each Party.

18.9 Governing Law. This Agreement will be governed by the laws of the State of California without reference to any choice of laws provisions.


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
APPROVED AND AGREED TO:


GUNTHER INTERNATIONAL:                      HEWLETT-PACKARD COMPANY

By:/s/ J. Whitney                           By:/s/ Douglas R. Watson
-------------------------------            -------------------------
Typed Name: J. WHITNEY                     Typed Name: DOUGLAS R. WATSON
Title: CEO                                 Title: GENERAL MANAGER
                                                  SPECIALTY PRINTING SYSTEMS

                                   EXHIBIT A
                             ADDRESSES FOR NOTICES

NOTICES:

If sent to HP, address to:

     Hewlett-Packard Company
     3000 Hanover St., MS 20BO
     Palo Alto, CA 93404-1181
     Attn: Director of Intellectual Property

cc:  Hewlett-Packard Company
     Ink-Jet Products Group
     16339 West Bernardo Drive
     San Diego, CA 92127-1899
     Attn: Site General Manager

cc:  Hewlett-Packard Company
     Ink-Jet Supplies Business Unit
     1000 NE Circle Boulevard
     Corvallis, OR 97330-4239
     Attn: SPS, Account Manager

                              Page 1 of Exhibit A

If sent to Licensee, address to:

______________________________
______________________________
______________________________
______________________________






                              Page 2 of Exhibit A

[HEWLETT PACKARD LOGO]

                       CONFIDENTIAL DISCLOSURE AGREEMENT
-----------------------------------------------------------------------------

Effective Date:   August 22, 1996
               -----------------------------------------------
In order to protect certain confidential information, Hewlett-Packard Company and its corporate affiliates ("HP"), and the "Participant" identified below, agree that:

1. Disclosing Party: The party disclosing confidential information ("Discloser") is both parties
               -----------------------------------
(Note: Fill in "HP", Participant", or "both parties".)

2. Primary Representative: Each party's representative for coordinating disclosure or receipt of confidential information is:

HP:           Jim Bye
              ----------------------------
Participant:  Bill Gunther and Brian Mogel
              ----------------------------

3. Description of Confidential Information: The confidential information disclosed under this Agreement is described as:

HP:           Technical information related to HP inkjet print cartridges.
              ------------------------------------------------------------
Participant:  Technical & customer information related to the design and marketing of new inkjet printing devices.
              ------------------------------------------------------------
(Note: Be specific; for example, individually list materials provided. Attach additional sheets if needed.)

4. Use of Confidential Information: The party receiving confidential information ("Recipient") shall make use of the confidential information only for the following purpose (e.g., "evaluation and testing for a make/buy decision on project xyz."):

HP: To assist in providing information to design printing devices that use HP inkjet cartridges.
              ---------------------------------------------------------------
Participant:  To enable the design of printing devices that use HP inkjet cartridges.
              ---------------------------------------------------------------
5. Confidentiality Period: This Agreement and Recipient's duty to hold confidential information in confidence expire on:
              January 1, 2002
-----------------------------------------------------------------------------
Note: This is the period of protection of confidential information.)

6. Disclosure Period: This Agreement pertains to confidential information that is disclosed between the Effective Date and
              January 1, 2000
-----------------------------------------------------------------------------
Note: This is the period during which confidential information is going to be disclosed.)

7. Standard of Care: Recipient shall protect the disclosed confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the confidential information as Recipient uses to protect its own confidential information of a like nature.

8. Marking: Recipient's obligations shall only extend to confidential information that is described in paragraph 3, and that: (a) comprises specific materials individually listed in paragraph 3; or, (b) is marked as confidential at the time of disclosure; or, (c) is unmarked (e.g. orally disclosed) but treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum sent to Recipient's primary representative within thirty days of disclosure, summarizing the confidential information sufficiently for identification.

9. Exclusions: This Agreement imposes no obligation upon Recipient with respect to information that: (a) was in Recipient's possession before receipt from Discloser; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by Recipient from a third party without a duty of confidentiality; (d) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by Recipient; (f) is disclosed under operation of law; or (g) is disclosed by Recipient with Discloser's prior written approval.

10. Warranty: Each Discloser warrants that it has the right to make the disclosures under this Agreement. NO OTHER WARRANTIES ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS".

11. Rights: Neither party acquires any intellectual property rights under this Agreement except the limited rights necessary to carry out the purposes set forth in paragraph 4. This Agreement shall not restrict reassignment of Recipient's employees.

Miscellaneous

12. This Agreement imposes no obligation on either party to purchase, sell, license, transfer or otherwise dispose of any technology, services or products.

13. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Discloser, or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

14. This Agreement does not create any agency or partnership relationship.

15. All additions or modifications to this Agreement must be made in writing and must be signed by both parties.

16. This Agreement is made under, and shall be construed according to, the laws of the State of California, U.S.A.

HEWLETT-PACKARD COMPANY

Inkjet Supplies Business Unit
-----------------------------------
        (Entity Name)

      1000 NE Circle Blvd
-----------------------------------

      Corvallis, OR 97330
-----------------------------------
            (Address)

   /s/       Ken Crangle
-----------------------------------
 (Functional Manager's Signature)

            Ken Crangle
-----------------------------------
               (Name)

        IJBU Marketing Manager
-----------------------------------
                (Title)

             PARTICIPANT

         Gunther International
------------------------------------
            (Company Name)

           5 Wisconsin Avenue
------------------------------------

     Norwich, CT 06360-1570
------------------------------------
            (Address)

 /s/       Brian N. Mogel
------------------------------------
      (Authorized Signature)

           Brian N. Mogel
-------------------------------------
              (Name)

  Director, New Business Development
-------------------------------------
              (Title)

                                   EXHIBIT C

                        LICENSEE'S DESIGNATED MECHANISMS

               Name      Part Number
               ----      -----------
1.

2.

3.

4.






                              Page 1 of Exhibit C

                                   EXHIBIT D

                    DESIGNATED HP INK-JET PRINT CARTRIDGES


                                   HP 51645A

                                   HP 51640A






                              Page 1 of Exhibit D